Exhibit 99.1

Zymeworks Announces Expansion of Zanidatamab Pivotal Trial in HER2-Amplified Biliary Tract Cancer in Asia in Collaboration with BeiGene

•	Zymeworks to receive US$10 million milestone payment from BeiGene

•	Multiple sites active and recruiting globally in North America, Europe, and Asia

Vancouver, Canada (December 1, 2020) – Zymeworks Inc. (NYSE: ZYME), a clinical-stage biopharmaceutical company developing multifunctional biotherapeutics, today announced that its partner, BeiGene, Ltd., has dosed the first patient in South Korea in a pivotal, single-arm clinical trial of zanidatamab (formerly ZW25) monotherapy in patients with advanced or metastatic HER2-amplified biliary tract cancer (BTC). Zymeworks will receive a US$10 million payment under its collaboration with BeiGene as a result of the achievement of this development milestone.

“Patients with biliary tract cancer generally have a poor prognosis and few treatment options,” said Diana Hausman, M.D., Chief Medical Officer at Zymeworks. “While BTC occurs in patients throughout the world, the incidence is particularly high in Asia. Our collaboration with BeiGene expands the potential of zanidatamab to help address this global unmet need.”

Zymeworks and BeiGene are progressing the opening of multiple clinical trial sites in support of the global registration-enabling Phase 2b clinical trial of zanidatamab in patients with HER2-amplified BTC. In the Asia region, multiple sites are open for enrollment in South Korea, and in China all sites have been selected with enrollment anticipated to begin in the first quarter of 2021.

This global zanidatamab study may enable the submission of a Biologics License Application by Zymeworks in the United States as early as 2022. Multiple clinical sites are now open to enrollment in the U.S., Europe, and Asia, with additional sites planned, including in Canada and South America.

“We are pleased to have been able to initiate this important clinical trial and hope that it may help contribute to improving the lives of patients with advanced or metastatic BTC and HER2 amplification,” said Lai Wang, Ph.D., Senior Vice President, Head of Global Research and APAC Clinical Development at BeiGene. “As our collaboration with Zymeworks continues, this trial may help lead to expedited global regulatory approvals, including in China and South Korea.”

This pivotal Phase 2b clinical trial is a global, multicenter, open-label, single-arm study designed to evaluate the antitumor activity of zanidatamab monotherapy in patients with HER2-amplified, inoperable and advanced or metastatic BTC, including gallbladder cancer and cholangiocarcinoma (Phase 2:NCT04466891). Patients must have received at least one prior gemcitabine-containing systemic chemotherapy regimen for advanced disease and have experienced disease progression after (or developed intolerance to) their most recent prior therapy. The primary endpoint of the study is the confirmed objective response rate (ORR) by independent central review per the Response Evaluation Criteria in Solid Tumors version 1.1 (RECIST 1.1).

Ongoing clinical trials are evaluating zanidatamab in first-line HER2-positive gastroesophageal adenocarcinoma (GEA) in combination with standard of care chemotherapy (Phase 2: NCT03929666) as well as in combination with the oral CDK4/6 inhibitor palbociclib (Ibrance®, Pfizer) and fulvestrant in advanced HER2-positive, HR-positive breast cancer (Phase 2: NCT04224272). Zymeworks, in collaboration with BeiGene, plans to develop zanidatamab as a potential first-line treatment for patients with HER2-positive GEA. BeiGene is also conducting a two-arm Phase 1b/2 trial evaluating zanidatamab in combination with chemotherapy as a first-line treatment for patients with metastatic HER2-positive breast cancer and in combination with chemotherapy and BeiGene’s PD-1-targeted antibody tislelizumab as a first-line treatment for patients with metastatic HER2-positive GEA (NCT04276493). In addition, an ongoing Phase 1 trial is evaluating the safety and antitumor activity of zanidatamab as a single agent and in combination with chemotherapy in HER2-expressing cancers that have progressed after prior standard of care treatments, including HER2-targeted agents (Phase 1: NCT02892123).

About Zanidatamab

Zanidatamab is a bispecific antibody, based on Zymeworks’ Azymetric™ platform, that can simultaneously bind two non-overlapping epitopes of HER2, known as biparatopic binding. This unique design results in multiple mechanisms of action including dual HER2 signal blockade, increased binding, and removal of HER2 protein from the cell surface, and potent effector function leading to encouraging antitumor activity in patients. Zymeworks is developing zanidatamab in multiple Phase 1, Phase 2, and registration-enabling clinical trials globally as a targeted treatment option for patients with solid tumors that express HER2. The FDA has granted Breakthrough Therapy designation for zanidatamab in patients with previously treated HER2 gene-amplified BTC, and two Fast Track designations to zanidatamab, one as a single agent for refractory BTC and one in combination with standard of care chemotherapy, for first-line gastroesophageal adenocarcinoma (GEA). These designations mean zanidatamab is eligible for Accelerated Approval, Priority Review and Rolling Review, as well as intensive FDA guidance on an efficient drug development program. Zanidatamab has also received Orphan Drug designations for the treatment of biliary tract, gastric and ovarian cancers, as well as Orphan Drug designation for the treatment of gastric cancer from the European Medicines Agency.

About Biliary Tract Cancer

Biliary tract cancer (BTC), including gallbladder cancer and cholangiocarcinoma (bile duct cancer), accounts for approximately 3% of all adult cancers and is associated with a poor prognosis. Globally, more than 210,000 people are diagnosed with BTC every year. Most patients (> 65%) with BTC are diagnosed with tumors that cannot be removed surgically, and even those patients who undergo potentially curative surgery have a high recurrence rate. Treatment options are limited for patients with advanced BTC who experience disease progression after front-line chemotherapy.

The human epidermal growth factor receptor 2 (HER2) is a well-described target for anti-cancer therapy. Tumor cells that produce a higher than normal level of HER2 tend to grow more quickly and spread to other parts of the body. About 5% to 19% of patients with BTC have tumors that express HER2, suggesting that these patients may potentially benefit from HER2-targeted therapy. Currently no HER2-targeted therapy has been approved for the treatment of BTC.

About the Zymeworks-BeiGene Collaboration

In November 2018, Zymeworks and BeiGene entered into license and collaboration agreements in which BeiGene was granted an exclusive license for the research, development, and commercialization of zanidatamab and ZW49 in Asia (excluding Japan), Australia, and New Zealand. The companies are collaborating on joint global development for selected indications, with the goal of developing zanidatamab and ZW49 worldwide across multiple HER2-expressing cancers and lines of therapy.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the development of next-generation multifunctional biotherapeutics. Zymeworks’ suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead clinical candidate, zanidatamab, is a novel Azymetric™ bispecific antibody currently which has been granted Breakthrough Therapy designation by the FDA and is in a registration-enabling clinical trial for refractory HER2-positive biliary tract cancer as well as several Phase 2 clinical trials for HER2-positive gastroesophageal and breast cancers. Zymeworks’ second clinical candidate, ZW49, is a bispecific antibody-drug conjugate currently in Phase 1 clinical development and combines the unique design and antibody framework of zanidatamab with Zymeworks’ proprietary ZymeLink™ linker-cytotoxin. Zymeworks is also advancing a deep preclinical pipeline in oncology (including immuno-oncology agents) and other therapeutic areas. In addition, its therapeutic platforms are being leveraged through strategic partnerships with nine biopharmaceutical companies. For more information, visit www.zymeworks.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements that relate to Zymeworks’ clinical and preclinical development of its product candidates, expected payment as a result of BeiGene’s achievement of a development milestone, planned opening of clinical trial sites, the potential submission of a Biologics License Application, the potential therapeutic effects of zanidatamab, and other information that is not historical information. When used herein, words such as “will”, “may”, “plan”, “anticipated”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in Zymeworks’ Quarterly Report on Form 10-Q for its quarter ended September 30, 2020 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance, or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.

Contacts:

Investor Inquiries:

Ryan Dercho, Ph.D.

(604) 678-1388

ir@zymeworks.com

Tiffany Tolmie

(604) 678-1388

ir@zymeworks.com

Media Inquiries:

Mary Klem

(604) 678-1388

media@zymeworks.com